Exhibit 99.1

                                 [Logo Omitted)

                    AMERICAN PHYSICIANS SERVICE GROUP, INC.
       ANNOUNCES 2003 RECURRING INCOME UP 140% on 32% INCREASE IN REVENUES
         FOURTH QUARTER EARNINGS PER SHARE $0.31 VERSUS $0.03 LAST YEAR

     AUSTIN, TEXAS, March 30, 2004 - American Physicians Service Group, Inc. ("APS") (NASDAQ: AMPH) today announced results for the fourth quarter and year-end 2003.

     For the year ended December 31, 2003, APS reported total revenues of $30,449,000 versus $23,077,000 in 2002. Net earnings were $2,799,000 in 2003 compared to $3,411,000 in 2002. Diluted earnings per share were $1.14 versus $1.45 in 2002. For the three months ended December 31, 2003, revenues were $7,840,000 versus $6,175,000 in the comparable period a year ago. Net earnings for the quarter were $834,000, compared to $64,000 in last year's fourth quarter. Diluted earnings per share were $0.31 for the quarter ended December 31, 2003 versus $.03 in the year-ago period.

     Net earnings includes items of a non-recurring nature. The following chart shows the impact of non-recurring items:

                                                      Year Ended December 31,
                                                    --------------------------
                                                         2003          2002
                                                         ----          ----
         Gain on sale of assets                        $  127          2,855
         Gain on sale of investments                        8            515
         Equity in gain (loss) of affiliates              260            (44)
         Discontinued operations                           27            255
                                                     --------       --------
                                                          422          3,581
         Income tax @ 34%                                (143)        (1,218)
                                                     --------       --------
         Net earnings from non-recurring
          investment-related gains                     $  279         $2,363
                                                     ========       ========

         Net earnings                                   2,799          3,411
         Less non-recurring above                        (279)        (2,363)
                                                     --------        --------
         Recurring net earnings                      $  2,520         $1,048
                                                     ========        ========
         Recurring EPS (diluted)                     $   1.03        $  0.45
                                                     ========        ========

     Excluding those non-recurring investment-related gains, net earnings increased 140% and earnings per share increased 129% for the year ended December 31, 2003. Non-recurring items had no significant impact on the fourth quarter in either period. Income deferred upon the sale of our office building in late 2001 under a sale/leaseback arrangement was recognized as an expense reduction in the reporting periods; $122,000 in both quarters ended December 30, 2003 and 2002 and $488,000 in both years then ended. This deferred income will be recognized monthly through July 2007. There was no cash flow related to the amortization of this deferral in any of the reporting periods.

     Ken Shifrin, APS Chairman of the Board stated, "We are extremely pleased with the performance of our core operating units in 2003. Recurring earnings in 2003 grew to $2,520,000 from $1,048,000 last year. The fourth quarter saw dramatic improvements in earnings, with diluted earnings per share increasing to $0.31 from $0.03 a year ago. Some seasonal slowdown in investment services in the fourth quarter was more than offset by the performance of our insurance operations. For the first time since 1999 we benefited from the profit sharing component of insurance management fees, recognizing approximately $700,000 in the fourth quarter of 2003."

     Mr. Shifrin continued, "In 2004, insurance operations should benefit from our fourth quarter repurchase of the 20% interest in the management company that we had sold in 1997. Foreseeing the year for investment services is more difficult, especially in an election year and when there have been mixed signals on interest rates, but we remain confident in the ability of our management and talented professionals to adjust and maximize performance as markets change."

     APS is a management and financial services firm with subsidiaries and affiliates which provide: medical malpractice insurance services for doctors; and brokerage and investment services to institutions and high net worth individuals. The Company is headquartered in Austin, Texas and maintains offices in Dallas and Houston.

     This press release includes forward-looking statements related to the Company that involve risks and uncertainties that could cause actual results to differ materially. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect the Company's future results, please see the Company's recent filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations. Copies of the filings are available upon request from the Company's investor relations department.

For further information, visit APS' website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)
Mr. W. H. Hayes, Sr. Vice President - Finance
American Physicians Service Group, Inc.
1301 Capital of
Texas Highway, C-300
Austin, Texas  78746
(512)328-0888

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                             SELECTED FINANCIAL DATA
                      (In thousands, except per share data)

                                                                   Three Months Ended                  Year Ended
                                                                       December 31,                    December 31,
                                                                  -----------------------        -----------------------
                                                                   2003            2002            2003           2002
                                                                   ----            ----            ----           ----

Revenues                                                         $7,840           $6,175         $30,449        $23,077
Expenses                                                          6,716            5,610          26,493         20,893
Gain on sale of assets                                               --               --               8            515
                                                              ---------         --------        --------       --------
Operating income                                                  1,124              565           3,964          2,699
Gain on sale of investments                                          38               --             127          2,855
                                                              ---------         --------        --------       --------

Earning from continuing operations
before interest, income taxes,
minority interest and equity in
unconsolidated affiliates                                         1,162             565            4,091         5,554

Interest and other income                                            78              83              258           190
Income tax expense                                                  433             513            1,640         2,283
Minority interest                                                    --              76              197           261
Equity in gain (loss) of
unconsolidated affiliates                                            --              --              260           (44)
                                                              ---------        --------         --------        -------

Earnings from continuing
operations                                                          807              59            2,772         3,156

Discontinued operations                                              27               5               27           255

Net earnings                                                    $   834        $     64           $2,799        $3,411
                                                              =========        ========         ========       =======

         Diluted earnings per share:

         Earnings from continuing
         operations                                               $0.30           $0.03            $1.13         $1.35

         Discontinued operations                                   0.01              --             0.01          0.11
                                                               --------        --------          -------        ------

         Net earnings                                             $0.31           $0.03            $1.14         $1.45
                                                               ========        ========          =======        ======

Weighted average shares
outstanding (diluted)                                             2,652           2,236            2,449         2,345


For further information, visit APS's website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)
Mr. W. H. Hayes, Sr. Vice President - Finance
American Physicians Service Group, Inc.
1301 Capital of
Texas Highway, C-300
Austin, Texas  78746
(512)328-0888